EXHIBIT 10.9

                                 AMENDMENT NO. 1

        This Amendment No. 1 dated as of June 15, 1996 ("Agreement"), is entered into by CogniSeis Development, Inc., a Delaware corporation ("Borrower"), and NationsBank of Texas, N.A. ("Bank"). Reference is made to the Loan Agreement dated as of November 30, 1995 ("Loan Agreement"), between the Borrower and the Bank to which this Agreement relates. Capitalized terms used herein but not defined herein shall have the meanings specified by the Loan Agreement.

                                  INTRODUCTION

        The Borrower and the Bank desire to amend the terms of the Loan Agreement to extend the Final Maturity Date, and to make certain other amendments to the Loan Documents. In consideration of the foregoing, and for other good and valuable consideration, the Borrower and the Bank hereby agree as follows:

Section 1. AMENDMENT OF LOAN AGREEMENT. The Loan Agreement is amended as follows:

        1.1 To extend the Final Maturity Date from June 15, 1996, to September 15, 1996, the definition of "Final Maturity Date" in Section 1.2 of the Loan Agreement is amended by replacing it in its entirety with the following:

        "Final Maturity Date" shall mean September 15, 1996.

Section 2. EFFECT ON LOAN DOCUMENTS.

        2.1 Except as amended herein, the Loan Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Bank's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. The Borrower must continue to comply with the terms of the Loan Documents, as amended.

        2.2 This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a default or event of default under other Loan Documents.

Section 3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that:

        3.1 The execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity.

        3.2 As of the date of this Agreement, all representations and warranties set forth in the Loan Documents are true and correct in all material respects. As of the date of this Agreement, the Borrower is in compliance with all covenants in the Loan Documents. Upon the effectiveness of this Agreement and the amendment of the Loan Documents as provided for herein, all representations and warranties set forth in the Loan Documents, as amended, shall be true and correct in all material respects and the Borrower shall be in compliance with all covenants in the Loan Documents, as amended.

        3.3 As of the date of this Agreement, no Event of Default exists under the Loan Agreement and there has occurred no event which with notice or lapse of time would become an Event of Default thereunder. Upon the effectiveness of this Agreement and the amendment of the Loan Documents as provided for herein, no Event of Default shall exist under the Loan Documents and there shall have occurred no event which with notice or lapse of time would become an Event of Default under the Loan Documents, as amended.

Section 4. EFFECTIVENESS. This Agreement shall become effective and the Loan Documents shall be amended as provided for herein when each of the parties hereto shall have executed and delivered this Agreement.

Section 5. MISCELLANEOUS.

        5.1 The Borrower shall reimburse the Bank for all expenses of the Bank, including charges and disbursements of legal counsel for the Bank, in connection with the creation, amendment, modification, waiver, or interpretation of this Agreement, and the preservation or enforcement of any rights of the Bank under this Agreement.

        5.2 This Agreement may be executed in multiple counterparts which together shall constitute one and the same agreement.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        EXECUTED as of the date first above written.


                                       COGNISEIS DEVELOPMENT, INC.



                                       By: /s/ Richard F. Miles
                                       Name:   Richard F. Miles
                                       Title:  President

                                       NATIONSBANK OF TEXAS, N.A.



                                       By: /s/ Raul A. Anaya
                                       Name:   Raul A. Anaya
                                       Title:  Vice President

The undersigned ("Guarantor"), has executed a Guaranty dated as of November 30, 1995 ("Guaranty"), guaranteeing payment of the Borrower's obligations under the Loan Agreement and the Loan Documents and certain other amounts in accordance with the Guarantor's Guaranty. The Guarantor has reviewed this Agreement and related documents ("Amendment Documents"), and hereby approves them, including the extension of the Final Maturity Date. The Guarantor represents and warrants that the Guarantor knows of no defenses to the enforcement of the Guarantor's Guaranty and that according to its terms the Guarantor's Guaranty will continue in full force and effect with respect to the Loan Documents, as amended, following the execution of the Amendment Documents. The signature of this document does not indicate or establish a requirement that the Guaranty requires the Guarantor's approval of amendments to the Loan Agreement, but has been furnished to the Bank as a courtesy at the Bank's request. On the foregoing terms, this Agreement and the Amendment Documents are hereby approved:


TECH-SYM CORPORATION


By:/s/ Wendell W. Gamel
Name:  Wendell W. Gamel
Title: President and Chairman